                        COMPREHENSIVE CARE CORPORATION
                                  EXHIBIT 11

                         Calculation of Loss Per Share



                                                                      YEAR ENDED MAY 31,
                                                       -------------------------------------------------
                                                       1994       1993        1992       1991       1990
                                                       ----       ----        ----       ----       ----
                                                         (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

Primary and Fully Diluted:

Loss applicable to common stock:
  Loss before extraordinary item  . . . . . . . .    $(7,852)  $(11,600)    $(4,562)   $(27,500)   $(59,308)
  Extraordinary item - gain on debenture
    conversion  . . . . . . . . . . . . . . . . .       ---         ---         ---      11,465         ---
                                                    -------    --------    --------      ------   ---------

  Net loss  . . . . . . . . . . . . . . . . . . .    $(7,852)  $(11,600)    $(4,562)   $(16,035)   $(59,308)
                                                       =====     ======      ======      ======     =======



Average number of shares of common stock and
  common stock equivalents  . . . . . . . . . . .     21,987     21,957      21,900      12,118      10,172
                                                      ======     ======      ======      ======      ======



Loss per common and common equivalent share:
  Loss before extraordinary item  . . . . . . . .     $(0.36)    $(0.53)     $(0.21)     $(2.27)     $(5.83)
  Extraordinary item - gain on debenture
    conversion  . . . . . . . . . . . . . . . . .        ---        ---         ---         .95         ---
                                                      ------     ------      ------       -----       -----
  Net loss  . . . . . . . . . . . . . . . . . . .     $(0.36)    $(0.53)     $(0.21)     $(1.32)     $(5.83)
                                                        ====       ====        ====        ====        ====